PURCHASE AGREEMENT

Portfolio File ID: RBC70047

This Agreement is made and entered into by and between RB Consulting, LLC ("Seller"), whose address is 1480 Lake Drive West, Chanhassen MN 55317 and **Green Mountain Recovery, Inc.** ("Purchaser") whose address is **39 Broadway, Suite 1601, New York, NY 10006**.

ARTICLE I

AGREEMENT TO SELL AND PURCHASE

1.1 AGREEMENT TO SELL AND PURCHASE. For and in consideration of the Purchase Price and the covenants herein contained, Seller agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to purchase from Seller, on the terms and conditions as set forth herein, all right, title and interest of Seller in and to each purchased credit card receivables represented in the RB Consulting, LLC. ("Portfolio") and included as "Exhibit A", as of the effective Closing Date.

ARTICLE II

WARRANTIES, REPRESENTATIONS

2.1 WARRANTIES AND REPRESENTATIONS. Purchaser has made an independent investigation as to the nature, collectibility and value of the Portfolio, and enters into this Agreement solely on the basis of Purchaser's own judgment. The transfer provided for in Paragraph 1.1 shall be expressly made without recourse or representation as to the character, accuracy or sufficiency of information furnished to Purchaser, expressed or implied, other than the following:

a) Seller warrants that this Portfolio shall not include accounts which, as of the Closing Date, **June 20, 2007** are classified as follows (hereinafter referred to as "Unqualified Accounts"):
   i. Bankrupt without reaffirmation. A request form is provided. An industry acceptable report providing the bankruptcy filing information must be provided as proof of claim.
   ii. All debtor(s) obligated on the Account were deceased as determined by the date of death on provided death certificate(s).
   iii. Fraud (as determined by the date the fraud charge was made). A fraud or forgery affidavit must be provided.
   iv. Settled: the settlement check was received by Seller prior to the Closing Date.
   v. Pending litigation.

Buyer understands and agrees to the qualifications that determine what accounts may be termed as Unqualified Accounts. Buyer acknowledges the recourse considerations in Exhibit C to the extent any term or provision on Exhibit C conflicts with or is otherwise inconsistent with the terms contained herein, the terms on Exhibit C shall control. ____________ **(Buyer Initial)**

b) Seller has good title to Accounts being sold, free and clear of all liens and pledges. Seller also has full power and authority to sell, assign, transfer and convey the Portfolio to the Purchaser and all other necessary proceedings on the part of the Seller have been duly taken to authorize the sale.

c) No warranties or representations are given for the following:
   i. The collectibility of any account.
   ii. The income, if any, to be derived from the accounts.
   iii. The existence, sufficiency or timeliness of any account documentation.
   iv. The creditworthiness of any obligor.
   v. Any other matter with respect to the accounts.

Except for expressed matters contained herein, Purchaser further acknowledges and agrees that the sale of the accounts is made on an "as is" basis with all faults.

d) Seller has complied to the best of its knowledge and belief, with applicable federal, state and local laws, and regulations relating to the making and collection of the Portfolio up to the date of the sale contemplated herein.

e) All of the receivables contained within the Portfolio were made for valuable consideration and are now legally enforceable obligations of the respective persons shown as indebted thereon, except as may be limited by statutes of limitations, bankruptcy, insolvency, moratorium or receivership.

f) The persons shown as indebted on the Portfolio have not initiated any lawsuits against the Seller, and such persons have no legally enforceable rights to set-off, counterclaim, cancellation or legally enforceable claim that the Portfolio suffers from lack of consideration, forgery or alteration of such person's signature, except as may be disclosed or contained in the relevant file or documents.

g) The amounts shown on Exhibit A to be owing and unpaid on the respective receivables of the Portfolio represent the amount owed by all individual debtors to said Seller.

h) There are no judgments against the Seller that could become a lien against the receivables of the Portfolio.

i) Purchaser shall not assume or incur liability for any debt, or other obligation of Seller other than as herein provided.

2.2 REFUNDS. Seller represents that any "Unqualified Accounts" will result in a refund of the amount paid at the Closing Date. Purchaser will report accounts requiring refund to Seller every thirty (30) days during the warranty period of **Ninety (90)** days. Seller will refund amount paid to Purchaser within 30 days from the time of notification. Warranty expiration date based on Closing Date will be **September 18, 2007**. Post date will determine validity.

2.3 SELLER'S RIGHT TO REPURCHASE. Seller shall have the right and obligation to repurchase (for the amount paid at the Closing Date), any Account that Seller determines to be an "Unqualified Account" according to Article 2.1 (a). Within thirty (30) days after closing, Seller shall have the right but not the obligation, to repurchase any Account Seller determines where there is a pending or threatened suit, action, or other legal proceeding or investigation naming Seller or otherwise involving Seller's interest therein in a manner unacceptable to Seller, or if Seller determines that Seller's interest therein cannot be adequately protected without Seller owning such Account, seller may repurchase that Account within thirty (30) days after closing.

2.4 DOCUMENTATION. Seller will use its best effort to obtain and provide, if available, additional credit file information, as requested by Purchaser on an "as needed" basis within the following guidelines:

a) Credit card account media may be ordered from the Originator. Requests need to be submitted via form and pre-paid. Media may be ordered at a cost of **$15.00** US Funds per request. A request consists of any combination of statements and/or the original application for a specified account unless defined otherwise in an exhibit attached to this agreement. Media cost is strictly a pass-through fee of actual cost charged by the Originator.
b) Media request turn-around varies from Originator to Originator. Allow processing time of 45 to 120 days for media requests.
c) **The offer of accepting requests for media and forwarding them on to the originator does not guarantee the media exists or is readily available.** Every effort will be made to process requests as they arrive and return received media within five business days of receipt.
d) If the seller is unable to obtain media from the originator the seller will notify the buyer as soon as possible. Media for purchased accounts, which is not available does not constitute the buyer to request a refund on the accounts purchased.

2.5 AFFIDAVITS. Affidavits may be requested as needed at a cost of **$ 5.00** per account. Requests need to be submitted via form and pre-paid. Best effort will be made to deliver the forms within 30 days of close date.

2.6 COMMUNICATIONS/INQUIRIES. Questions regarding warranties, replacements, media documentation, pay directs, dual collection activity or any other account information must be sent to RB Consulting, LLC. The originator should never be contacted under any circumstance. **Buyer cannot break the Title Chain from RB Consulting, LLC.**

Buyer Initial

2.7 RESALE BY PURCHASER. If Purchaser resells any of the Accounts to any subsequent purchaser, Purchaser agrees to require purchaser to expressly assume the obligations of this Agreement as part of Purchaser's contract with that purchaser.

ARTICLE III

PURCHASE PRICE AND PAYMENT TERMS

3.1 PURCHASE PRICE. The Purchase Price for this Portfolio is calculated based on cents per dollar of the outstanding current principal balance of the Portfolio. The current principal balance is being sold without post charge-off accrued interest, as reflected in "Exhibit B" (Closing Statement). Any monies received by the Seller after the date of Closing from debtors will be transferred to the Purchaser within thirty (30) days of receipt of monies from debtors.

ARTICLE IV

CLOSING PROCEDURES

4.1 BULK TRANSFER/BILL OF SALE. On the Closing Date, Seller will sign "Exhibit D" (Assignment and Bill of Sale) for all assets listed in "Exhibit A" upon receipt of liquid funds. Upon receipt of said funds, Seller will fax a signed copy. Two executed copies of contract and bill of sale will be forwarded to Purchaser- one to be signed and returned to Seller within 3 days.

ARTICLE V

GENERAL CONSIDERATIONS

5.1 PURCHASER'S INDEMNIFICATION. Purchaser agrees that it will not renew, extend, negotiate, compromise, settle or release any purchased account unless it agrees to hold Seller harmless from any such act or from any adverse action arising out of Purchaser's collection efforts. Purchaser agrees to indemnify and hold Seller harmless of and from all claims, demands, suits or judgments, including all costs and expenses involved in connection with Seller's defense to protect provisions contained herein.

5.2 SELLER'S INDEMNIFICATION. Seller shall hold harmless and indemnify Purchaser from any and all liability, claim, demand, litigation, judgments, damages, legal fees and costs resulting from any actions taken by Seller, with regard to the collection of accounts being sold and purchased hereunder from the date Seller purchased the accounts from Seller's predecessor, through the date of closing of the transaction herein, including, but not limited to, any legal fees, costs, or expenses involved in connection with Purchaser's defense.

5.3 NOTICE OF CLAIM. Purchaser shall immediately notify Seller in writing of any claim against Seller which may come to its attention.

5.4 PURCHASER'S REPRESENTATION OF CAPACITY. Purchaser and/or the undersigned authorized agent of Purchaser represents that all laws, rules, regulations, charter provisions and by-laws have been duly complied with and that such representative is duly authorized to act on behalf of and bind Purchaser to the terms of this Agreement.

5.5 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser covenants and agrees that in the collection of all Accounts listed in Exhibit A, Purchaser shall comply with all applicable state and federal debt collection laws. Purchaser also covenants and agrees that within thirty (30) days after the Closing Date, Purchaser shall notify all Account obligors at the last known address that the Accounts have been transferred and that payment on or any correspondence concerning the Accounts shall thereafter be directed to the Purchaser.

5.6 ENDORSEMENT Seller hereby constitutes and appoints Purchaser the true and lawful special attorney-in-fact of Seller in the name and stead of Seller, on behalf of and for the benefit of Purchaser, to endorse the name of the Seller without recourse upon all checks, drafts, notes, powers and other forms of exchange received as payment on any of the affected receivables.

5.7 STATUS OF SELLER. Seller represents, warrants and certifies to Purchaser that it is qualified to transact business and duly licensed in all jurisdictions where necessary to purchase, hold and collect and sell the receivables of the Portfolio or any amounts due thereon. Seller also represents, warrants and certifies to Purchaser that it has full power and authority to sell the receivables of the Portfolio to Purchaser and that all necessary proceedings on its part have been duly taken to authorize this purchase including but not limited to the compliment of all applicable laws, rules, regulations, ordinances and judgments.

5.8 STATUS OF PURCHASER. Purchaser represents, warrants, and certifies to Seller that it is a sophisticated financial institution in the business of buying of origination loans of the type being purchased and/or otherwise deals in such loans in the ordinary course of the Purchaser's business.

5.9 CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota. Purchaser specifically agrees to the Courts of Minnesota as sole jurisdiction for litigation of any controversies arising out of this Agreement.

5.10 ARBITRATION. Any disputes or claims arising under this Agreement shall be submitted to binding arbitration under the rules of the American Arbitration Association, then in effect, under the jurisdiction of the State of Minnesota.

5.11 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter, and supersedes all prior written and oral proposals, understandings, agreements, and representation, all of which are merged herein. No amendment or modification of this Agreement shall be effective unless it is in writing and executed by all of the parties hereto. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement.

5.12 This document may be signed in counterpart and /or through facsimile and shall be binding in its entirety when an executed signature page is received by RB Consulting, LLC.

SELLER:

BY: RB Consulting, LLC.
1480 Lake Drive West
Chanhassen, MN 55317
Phone: 866-994-3215
Fax: 952-368-9085

DATE: **June 20, 2007**

BY:____________________________

Printed name: Robyn Bowman

TITLE: Authorized Officer

Green Mountain Recovery, Inc.
39 Broadway, Suite 1601
New York, NY 10006
Phone: **(212) 363-7500**
Fax: **(212) 363-7171**

BY: [signature]

DATE: 6/21/07

Printed name: **Joseph E. Levi**

TITLE: **Authorized Signer**

EXHIBIT A
Portfolio File ID: RBC70047
INVENTORY LIST OF PORTFOLIO ACCOUNTS

Totals from computer file as of cut-off date of **June 20, 2007**

Electronic file will be provided via email on closing date.
A disk/CD-rom will be provided with executed contracts.

Description/ State	No. of accounts	Face Value	Purchase percentage	Purchase Price
National	**422**	**$877,266.67**	**0.0114**	**$10,000.84**

Providian

Total Receivable Balance $877,266.67

Addendum to Section 2.1 of the RBC70047 Purchase Agreement.

j) RB Consulting, LLC has agreed to buy back the accounts referred to in Exhibit A of the RBC70047 Purchase agreement from Green Mountain Recovery, Inc. at a rate of .005 after 180 days from the closing date.

Buyer Initials ____________

Seller Initials ____________